EXHIBIT 4.7

REGISTRATION RIGHTS AGREEMENT

by and among

ALPINVEST PARTNERS CSI 2006 LION C.V.,

ALPINVEST PARTNERS LATER STAGE II-A LION C.V.,

MERIDIAN HOLDING S.A R.L.,

BAIN PUMBAA LUXCO S.A R.L.,

KKR NXP INVESTOR S.A R.L.,

NXP CO-INVESTMENT INVESTOR SARL.

SL II NXP S.A R.L.,

KONINKLIJKE PHILIPS ELECTRONICS N.V.,

STICHTING MANAGEMENT CO-INVESTMENT NXP,

THE HEDGE FUND PARTIES

and

NXP SEMICONDUCTORS N.V.

Dated as of [—], 2010

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REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of [—], 2010 (this “Agreement”), is by and among AlpInvest Partners CSI 2006 Lion C.V., AlpInvest Partners Later Stage II-A Lion C.V., Meridian Holding S.a r.l., Bain Pumbaa LuxCo S.a r.l., NXP Co-Investment Investor S.a r.l., KKR NXP Investor S.a r.l., SL II NXP S.a r.l. , Koninklijke Philips Electronics N.V. (“Philips”) and Stichting Management Co-Investment NXP (collectively, the “Principal Investors”), the Hedge Fund Parties (as defined below in Section 1.1) and NXP Semiconductors N.V., a limited liability company organized under the laws of The Netherlands (together with its successors and permitted assigns, the “Company”).

RECITALS

WHEREAS, the Company desires to sell shares of its common stock, par value €0.20 per share (the “Common Shares”), to the public in an initial public offering;

WHEREAS, in connection with the IPO, the parties wish to provide for certain registration rights relating to the Common Shares;

NOW, THEREFORE, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified.

“Board” or “Board of Directors” means the Board of Directors of the Company except where the context otherwise requires.

“Business Day” means any day other than a Saturday, Sunday or day when commercial banks in New York City are permitted or required by law to be closed for the conduct of regular banking business.

“Common Shares” has the meaning set forth in the recitals.

“Covered Person” has the meaning set forth in Section 2.9(a).

“Demand Notice” means a written request by any Holder to the Company for registration of any Registrable Securities in accordance with Section 2.2(a) or (b).

“Demand Registration” means any registration of Registrable Securities under the Securities Act requested by a Holder in accordance with Section 2.2(a) or (b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“FINRA” means the U.S. Financial Industry Regulatory Authority.

“Hedge Funds Agreement” means the Hedge Funds Agreement by and among certain of the Principal Investors and each of the Hedge Fund Parties dated [—], 2010.

“Hedge Fund Parties” means Kings Road Holdings IV, L.P.; NXP Co-Investment Partners II, L.P.; NXP Co-Investment Partners III, L.P.; NXP Co-Investment Partners IV, L.P.; OZ NXP Investment Ltd; TCW/NXP Co-Investment Partners IV, L.P.; TCW/NXP Co-Investment Partners IVB, L.P.; NXP Co-Investment Partners VII, L.P. and NXP Co-Investment Partners VIII, L.P.; provided, that all Registrable Securities held by OZ NXP Investment Ltd., NXP Co-Investment Partners IV, L.P. (and any of their respective Affiliates to whom such Hedge Fund Parties assign their rights in accordance with Section 3.6) (collectively, the Och Ziff Hedge Funds), shall be aggregated for purposes of determining the applicable Sale Quotient with respect to any such Och Ziff Hedge Fund with the same effect as if all such Och Ziff Hedge Funds were treated as a single Hedge Fund Party for that purpose.

“Holdback Period” means, (i) with respect to the IPO, 180 days after and during the 7 days before, (ii) with respect to any registered offering other than the IPO, 90 days after and during the 7 days before, the effective date of the related Registration Statement and (iii) with respect to a takedown from a registration filed pursuant to a Short-Form Registration Statement, upon reasonable notice from the Company of the commencement of such takedown, 90 days after and during the 7 days before the date of the prospectus supplement, or such shorter period as the managing underwriter(s) may permit.

“Holders” means the Principal Investors, the Philips Parties, Stichting Management Co-Investment NXP and any other holders of outstanding Registrable Securities to whom the benefits of this Agreement shall have been validly assigned, but Holders does not include the Hedge Fund Parties.

“Holders’ Counsel” means with respect to any Registration Statement, counsel selected by the Holders of a majority of the Registrable Securities to be registered pursuant to that Registration Statement.

“Investors Committee” has the meaning set forth in the Shareholders Agreement.

“IPO” means the initial underwritten public offering of Common Shares pursuant to a Registration Statement filed in accordance with the Securities Act.

“IPO Date” means the date of the first prospectus filed with the SEC with respect to the IPO that discloses the final public offering price.

“Long-Form Registration” means registration under the Securities Act on Form F-1 or S-1 or any successor or similar form of registration statement that is not a Shelf Registration Statement.

“Material Disclosure Event” means, as of any date of determination, any pending or imminent event relating to the Company or any of its subsidiaries that the Board reasonably determines in good faith, after consultation with outside counsel to the Company, (i) would require disclosure of material, non-public information relating to such event in any Registration Statement under which Registrable Securities may be offered and sold (including documents incorporated by reference therein) in order that such Registration Statement would not be materially misleading, (ii) would not otherwise be required to be publicly disclosed by the Company at that time in a periodic report to be filed with or furnished to the SEC under the Exchange Act but for the filing of such Registration Statement and (iii) if publicly disclosed at the time of such event, would reasonably be expected to have a material adverse effect on the business, financial condition, prospects or results of operations of the Company or any of its subsidiaries or would materially adversely affect a pending or proposed material acquisition, merger, acquisition, financing or similar transaction, or negotiations with respect thereto.

“Person” means any natural person, corporation, general partnership, limited partnership, limited or unlimited liability company, proprietorship, joint venture, other business organization, trust, union, association or any U.S. or non-U.S. government, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, judicial or arbitral body or other similar authority.

“Philips” has the meaning set forth in the preamble.

“Philips Parties” means the “Philips Parties,” as such term is defined in the Shareholders Agreement (other than Philips).

“Piggyback Registration” means any registration of Registrable Securities under the Securities Act requested by a Holder in accordance with Section 2.3.

“Principal Investors” has the meaning set forth in the preamble.

“register,” “registered” and “registration” refers to a registration made effective by preparing and filing a Registration Statement with the SEC in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement, and compliance with applicable state securities laws of such states in which Holders notify the Company of their intention to offer Registrable Securities.

“Registration Expenses” has the meaning set forth in Section 2.6.

“Registrable Securities” means (i) all Common Shares, (ii) any other stock or securities that the Holders of the Common Shares or Hedge Fund Parties holding Common Shares may be entitled to receive, or will have received pursuant to such Holders’ or Hedge Fund Parties’ ownership of the Common Shares, in lieu of or in addition to Common Shares, or (iii) any equity securities issued or issuable directly or indirectly with respect to any of the securities referred to in the foregoing clauses (i) or (ii) by way of conversion or exchange thereof or share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization. As to any particular securities constituting Registrable Securities, such securities will cease to be Registrable Securities when (A) they have been effectively registered or qualified for sale by a prospectus filed under the Securities Act and disposed of in accordance with the Registration Statement or (B) they have been sold to the public pursuant to Rule 144 without volume or other limitations such that, after any such transfer referred to in this clause (B), such securities thereafter may be freely transferred without restriction under the Securities Act.

“Registration Statement” means the prospectus and other documents filed with the SEC to effect a registration under the Securities Act.

“Rule 144” means Rule 144 promulgated by the SEC under the Securities Act, and any successor provision thereto.

“Rule 415” means Rule 415 promulgated by the SEC under the Securities Act, and any successor provision thereto.

“Sale Quotient” means, for any selling security holder in a registered offering hereunder, (i) the number of Registrable Securities to be sold by that selling security holder in the registered offering, divided by (ii) the total number of Registrable Securities owned by that selling security holder; provided, that for the purposes of this clause (ii), the number of Registrable Securities owned by a Hedge Fund Party shall exclude any such Registrable Securities that were acquired in or after the IPO.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions and transfer taxes applicable to the sale of Registrable Securities hereunder.

“Shareholders Agreement” means the Shareholders Agreement by and among, among others, the Principal Investors dated [—], 2010.

“Shelf Period” has the meaning set forth in Section 2.1(b).

“Shelf Registration Statement” means a Registration Statement that contemplates offers and sales of securities pursuant to Rule 415.

“Shares Available for Registered Sale” means, with respect to any Hedge Fund Party, (x) for the 6-month period beginning on the IPO Date through but excluding the date (the “Six Month Anniversary Date”) that is 6 months after the IPO Date, 100% of the Registrable Securities held by such Hedge Fund Party as of the date (the “Reference Date”) immediately preceding the IPO Date, (y) for the 3-month period beginning on the Six Month Anniversary Date through but excluding the date (the “Nine Month Anniversary Date”) that is 9 months after the IPO Date, 75% of the Registrable Securities held by such Hedge Fund Party as of the Reference Date, and (z) for the 3-month period beginning on the Nine Month Anniversary Date through and including the date that is 12 months after the IPO Date, 50% of the Registrable Securities held by such Hedge Fund Party as of the Reference Date. Under no circumstance will Shares Available for Registered Sale include any Common Shares or other securities acquired by a Hedge Fund Party in or after the IPO.

“Short-Form Registration” means registration under the Securities Act on Form F-3 or S-3 or any successor or similar form of registration statement.

“Suspension” has the meaning set forth in Section 2.8.

“Underwritten Offering” means a firm commitment underwritten public offering pursuant to an effective Registration Statement.

“Value” when used in respect of Registrable Securities means as of any date (i) for Common Shares, the last reported sale price per share on the most recent trading day prior to such date on the principal securities exchange or market on which they are traded and (ii) for any other securities (and for the Common Shares if they are no longer so traded), the fair value thereof as determined in good faith by the Holders seeking registration of such Registrable Securities.

Section 1.2. Interpretation.

(a) When a reference is made in this Agreement to an Article or a Section hereof, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated.

(b) “hereto”, “hereunder”, “herein”, “hereof” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

(c) The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(d) The parties have participated jointly in negotiating and drafting this Agreement. If an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

(e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

(f) References to a Person are also to its permitted successors and assigns.

(g) The use of “or” is not intended to be exclusive unless expressly indicated otherwise.

ARTICLE II

REGISTRATION RIGHTS

Section 2.1. Mandatory Shelf Registration.

(a) Filing. Immediately following the first anniversary of the IPO Date, the Company shall file with the SEC a Shelf Registration Statement relating to the offer and sale of all Registrable Securities by any Holders thereof from time to time in accordance with the methods of distribution elected by such Holders and set forth in the Shelf Registration Statement and, as promptly as practicable thereafter, shall use its best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act. The Company will pay all Registration Expenses incurred in connection with a Shelf Registration Statement pursuant to this Section 2.1.

(b) Continued Effectiveness. The Company shall use its best efforts to keep such Shelf Registration Statement (or a replacement Shelf Registration Statement) continuously effective under the Securities Act in order to permit the prospectus forming a part thereof to be usable by Holders until the earlier of (i) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement and (ii) the date as of which each of the Holders is permitted to sell its Registrable Securities without registration pursuant to Rule 144 under the Securities Act without volume limitations or other restrictions on transfer thereunder (such period of effectiveness, the “Shelf Period”). The Company shall not be deemed to have used its best efforts to keep the Shelf Registration Statement effective during the Shelf Period if the Company voluntarily takes any action, other than actions that could cause Section 2.8 to apply, or omits to take any action that would result in Holders of the Registrable Securities covered thereby not being able to offer and sell any Registrable Securities pursuant to such Shelf Registration Statement (or a replacement Shelf Registration Statement) during the Shelf Period, unless such action or omission is required by applicable law.

(c) Underwritten Offering. If the Holders of not less than a majority of any Registrable Securities included in any offering pursuant to such Shelf Registration Statement so elect, such offering of Registrable Securities shall be in the form of an Underwritten Offering, and promptly upon request by the Holders the Company shall amend or supplement the Shelf Registration Statement for such purpose; provided, that the Company will not be required to effect such Underwritten Offering unless the aggregate Value as of the date of such election of the Registrable Securities to be included in such Underwritten Offering is at least $250 million. If the Holders of such Registrable Securities included in such Underwritten Offering do not agree on the selection of the underwriter(s) to administer such offering, the Investors Committee shall select the underwriter(s) to administer such offering. If the managing underwriter(s) of such proposed Underwritten Offering advise the Holders in writing that, in its or their opinion, the number of securities requested to be included in such Underwritten Offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the number of Registrable Securities to be included in such Underwritten Offering shall be allocated pro rata based on the number of Registrable Securities owned by each Holder, in each case to the extent necessary to reduce the total number of Registrable Securities to be included in such offering to the number recommended by the managing underwriter(s).

(d) Sales by a Principal Investor or Philips Party. Each Principal Investor and each Philips Party shall be entitled to make offers and sales under the Shelf Registration Statement referred to in clause (b) of this Section 2.1 from time to time and at such times at they shall determine, so long as such sales shall be permitted pursuant to Articles 6.2.1 and 6.3.1 of the Shareholders Agreement. The Company shall use its commercially reasonable efforts to facilitate sales under this Section 2.1(d).

Section 2.2. Demand Registrations.

(a) Long-Form Registration. Subject to any applicable underwriter lock-ups, any Holder may make a written request to the Company for a Long-Form Registration of Registrable Securities held by such Holder (i) on or at any time after the 180th day after the IPO Date and prior to the first anniversary of the IPO Date and (ii) if there is no then-currently effective Shelf Registration Statement on file with the SEC, on or at any time after the first anniversary of the IPO Date. Each Demand Notice for a Long-Form Registration shall specify the kind and aggregate amount of Registrable Securities to be registered and the intended methods of disposition thereof. Promptly after its receipt of a Demand Notice for a Long-Form Registration (but in any event within 10 days), the Company will give written notice of such request to all other Holders and, if the Demand Notice is given within 12 months after the IPO Date, to the Hedge Fund Parties. Within 30 days after the date the Company has given the Holders (and, if applicable, the Hedge Fund Parties) notice of the Demand Notice (unless the Registration Statement relating to such Demand Notice would be required to include audited financial statements of the Company that are not currently available, in which case, promptly after such audited financial statements are prepared and ready to be filed with the SEC), the Company shall register, in accordance with this Agreement, all Registrable Securities that have been requested to be registered in the Demand Notice and that have been requested by any other Holders or Hedge Fund Parties by written notice to the Company; provided, that (i) the Company will not be required to effect a Long-Form Registration unless the aggregate Value as of the date of the applicable Demand Notice of the Registrable Securities to be registered at the request of all Holders in connection with the Demand Notice is at least $250 million (including, for this purpose, any held by Hedge Fund Parties that are to be included in the registration), and (ii) the Company will not be required to register any Registrable Securities owned by Hedge Fund Parties if the Long-Form Registration will not become effective until after the date that is 12 months following the IPO Date. The Company will pay all Registration Expenses incurred in connection with any registration pursuant to this Section 2.2.

(b) Short-Form Registration. The Company shall use its best efforts to ensure that, at all times after the first anniversary of the IPO Date, it will satisfy the “registrant requirements” applicable to the use of Short-Form Registration. Any Holder may make a written request to the Company for a Short-Form Registration of Registrable Securities held by such Holder on or at any time after the first anniversary of the IPO Date if there is no then-currently effective Shelf Registration Statement on file with the SEC. Unless otherwise specified by the requesting Holder, any such Short-Form

Registration shall be a Shelf Registration Statement and, if permitted under the Securities Act, shall be automatically effective upon filing. Each Demand Notice for a Short-Form Registration shall specify the kind and aggregate amount of Registrable Securities to be registered and the intended methods of disposition thereof. Promptly after its receipt of a Demand Notice for a Short-Form Registration (but in any event within 10 days), the Company will give written notice of such request to all other Holders and, if the Demand Notice is given within 12 months after the IPO Date, to the Hedge Fund Parties. Within 30 days after the date the Company has given the Holders (and, if applicable, the Hedge Fund Parties) notice of the Demand Notice (unless the Registration Statement relating to such Demand Notice would be required to include audited financial statements of the Company that are not currently available, in which case, promptly after such audited financial statements are prepared and ready to be filed with the SEC), the Company shall register, in accordance with this Agreement, all Registrable Securities that have been requested to be registered in the Demand Notice and that have been requested by any other Holders or Hedge Fund Parties by written notice to the Company; provided, that the Company will not be required to effect a Short-Form Registration (i) within 90 days after the effective date of any Registration Statement of the Company filed in response to a Demand Notice hereunder and (ii) unless the aggregate Value as of the date of the applicable Demand Notice of Registrable Securities of the Holders that have requested Registrable Securities to be registered in such Demand Notice is at least $250 million (including, for this purpose, any held by Hedge Fund Parties that are to be included in the registration) and further provided, that the Company shall not be required to include any Registrable Securities owned by Hedge Fund Parties if the Short-Form Registration will not become effective until a date that is 12 months or more after the IPO Date. The Company will pay all Registration Expenses incurred in connection with any Short-Form Registration.

(c) Limitations on Demand Registrations; Withdrawal. Subject to Section 2.2(a) and (b), any Holder will be entitled to request an unlimited number of Demand Registrations. Any Holder shall be entitled to participate in a Demand Registration initiated by any other Holder. The Company will not be obligated to effect more than one Demand Registration (other than Short-Form Registrations) in any six-month period. A Holder may withdraw its Registrable Securities from a Demand Registration at any time prior to the effectiveness of the applicable Registration Statement. Upon receipt of notices from all Holders to such effect, the Company shall cease all efforts to seek effectiveness of the applicable Registration Statement.

(d) Underwritten Offering. Unless otherwise specified in the applicable Demand Notice, any offering of Registrable Securities pursuant to a Demand Registration shall be an Underwritten Offering. Any offering of Registrable Securities pursuant to a Shelf Registration Statement may, at the election of the Holders of a majority of the Registrable Securities to be included in the offering, be an Underwritten Offering. The Holders of the Registrable Securities included in any Underwritten Offering effected pursuant to a Demand Registration shall have the right to select the underwriter(s) for such offering, provided that if such Holders do not agree on the selection of the underwriter(s), the Investors Committee shall select the underwriter(s) to administer such offering. Subject to Section 2.2(e), all Holders of Registrable Securities included in any Demand Registration shall be entitled to participate in any Underwritten Offering effected pursuant to that Demand Registration, on the same terms and conditions as any other selling Holder. If the managing underwriter(s) for any such Underwritten Offering advise the selling Holders that, in connection with a Demand Registration, in the opinion of such managing underwriter(s), it is of material importance to the success of such proposed offering that the offering be effected pursuant to a Long-Form Registration or that the Registration Statement include information not required to be included in a Short Form Registration, then the Company will effect a Long-Form Registration or supplement or replace the prospectus included in the Registration Statement for the Short-Form Registration as requested by such managing underwriter(s).

(e) Priority on Demand Registration. If a Demand Registration is an Underwritten Offering and the managing underwriter(s) of such proposed Underwritten Offering advise(s) the Holders and the Hedge Fund Parties in writing that, in its or their opinion, the number of securities requested to be included in such Underwritten Offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the number of securities to be included in such Underwritten Offering shall be reduced in the following order of priority: first, there shall be excluded from the Underwritten Offering any securities to be sold for the account of any selling securityholder other than the Holders and the Hedge Fund Parties; second, there shall be excluded from the Underwritten Offering any securities to be sold for the account of the Company; and finally, the number of Registrable Securities of any Holders and Hedge Fund Parties that have been requested to be included therein shall be reduced, pro rata based on the number of Registrable Securities owned by each such Holder and Hedge Fund Party, in each case to the extent necessary to reduce the total number of securities to be included in such offering to the number recommended by the managing underwriter(s).

(f) Other Securities. In any registration requested pursuant to this Section 2.2, the Company shall not include in any Demand Registration any securities owned by any Person (including the Company) other than a Holder or a Hedge Fund Party without the prior written consent of the Holders of a majority of the Registrable Securities that Holders have requested be included in such registration.

Section 2.3. Piggyback Registrations.

(a) Piggyback Request. Whenever the Company proposes to register any of its securities under the Securities Act or equivalent non-U.S. securities laws (other than (i) in the IPO, (ii) pursuant to a Demand Registration, (iii) pursuant to a registration statement on Form F-4 or S-4 or any successor form or (iv) pursuant to a registration solely relating to an offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement), and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Company will give prompt written notice to all Holders and, if the notice is given within 10 months and 15 days after the IPO Date, to the Hedge Fund Parties, of its intention to effect such a registration (but in no event less than 45 days prior to the proposed date of filing of the applicable Registration Statement) and, subject to Section 2.3(d) and Section 2.11, will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the date the Company’s notice is given to such Holders and Hedge Fund Parties (a “Piggyback Registration”). Any Holder or Hedge Fund Party that has made such a written request for inclusion may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company (and the managing underwriter(s), if any) on or before the fifth day prior to the planned effective date of such Piggyback Registration. The Company may terminate or withdraw any registration under this Section 2.3 prior to the effectiveness of such registration, whether or not any Holder or Hedge Fund Party has elected to include Registrable Securities in such registration, and, except for the obligation to pay or reimburse Registration Expenses, the Company will have no liability to any Holder or Hedge Fund Party in connection with such termination or withdrawal. There shall be no limitation on the number of Piggyback Registrations that the Company shall be required to effect under this Section 2.3.

(b) Underwritten Registration. If a Piggyback Registration is to provide for an Underwritten Offering, the Company shall advise the Holders and Hedge Fund Parties as part of the written notice given pursuant to Section 2.3(a). In such event, the right of any Holder and Hedge Fund Party to registration pursuant to Section 2.3(a) will be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s or Hedge Fund Party’s Registrable Securities in the underwriting, and each such Holder and Hedge Fund Party will (together with the Company and the other

Holders and Hedge Fund Parties distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting by the Company. If any Holder or Hedge Fund Party disapproves of the terms of the underwriting, such Holder or Hedge Fund Party may elect to withdraw therefrom in accordance with the provisions of Section 2.3(a).

(c) Piggyback Registration Expenses. The Company will pay all Registration Expenses in connection with any Piggyback Registration, whether or not such registration becomes effective or final.

(d) Priority of Piggyback Registrations. If the managing underwriter(s) advise(s) the Company and the Hedge Fund Parties and Holders of Registrable Securities in writing that, in its or their opinion, the number of securities requested to be included in any Underwritten Offering to be effected pursuant to a Piggyback Registration exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Underwritten Offering shall be reduced in the following order of priority: first, the Registrable Securities of any Holders and Hedge Fund Parties that have been requested to be included therein shall be excluded from the Underwritten Offering, pro rata based on the number of Registrable Securities owned by each Holder and Hedge Fund Party, and second, the number of securities to be sold for the account of the Company shall be reduced, in each case to the extent necessary to reduce the total number of Registrable Securities to be included in such offering to the number recommended by the managing underwriter(s). No registration of Registrable Securities effected pursuant to a request under this Section 2.3 shall be deemed to have been effected pursuant to Sections 2.1 or 2.2 or shall relieve the Company of its obligations under Sections 2.1 or 2.2.

Section 2.4. Holdback Agreements. Each of the Company and the Holders agree that upon notice from the managing underwriter(s) in connection with any registration for an Underwritten Offering of the Company’s securities (other than pursuant to a registration statement on Form F-4 or S-4 or any similar successor form or pursuant to a registration solely relating to an offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement), not to effect (other than pursuant to such registration) any public sale or distribution of Registrable Securities, including, but not limited to, any sale pursuant to Rule 144, or make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of, any Registrable Securities, any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity securities of the Company without the prior written consent of the managing underwriter(s) during the Holdback Period; provided, that such restrictions shall not apply to (i) securities acquired by a Holder in the public market subsequent to the IPO, (ii) distributions-in-kind to a Holder’s limited or other partners, members or other equity holders or (iii) transfers by a Holder to one or more of its Affiliates if such Affiliates agree to be bound by the restrictions herein or, in the case of Philips, to a Permitted Philips Transferee (as such term is defined in the Shareholders Agreement). The managing underwriter(s) shall be required to agree as a condition to obtaining such commitments that any discretionary waiver or termination granted by the managing underwriter(s) in respect of any contractual restrictions imposed pursuant to the foregoing provisions shall be granted to all Holders on equal terms. Notwithstanding the foregoing, no holdback agreements of the type contemplated by this Section 2.4 shall be required of Holders (i) unless each of the Company’s directors, executive officers and holders of 5% or more of the outstanding Common Shares agrees to be bound by a substantially identical holdback agreement for at least the same period of time; or (ii) that restricts the offering or sale of Registrable Securities pursuant to a Demand Registration not effected pursuant to a Shelf Registration Statement; or (iii) that restricts the offering or sale of Registrable Securities pursuant to any Demand Registration in an Underwritten Offering for which pricing occurs within 10 days after the applicable Registration Statement first becomes effective.

Section 2.5. Registration Procedures. If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company shall use its best efforts to effect and facilitate the registration, offering and sale of such Registrable Securities in accordance with the intended method of disposition thereof as promptly as is practicable, and pursuant thereto the Company shall as expeditiously as possible:

(a) prepare and (within 30 days after the end of the 30-day period within which requests for registration may be given to the Company pursuant hereto) file with the SEC a Registration Statement with respect to such Registrable Securities, make all required filings with FINRA and thereafter (if the Registration Statement is not automatically effective upon filing) shall use its best efforts to cause such Registration Statement to become effective, provided that before filing a Registration Statement or any amendments or supplements thereto, the Company will furnish to Holders’ Counsel for such registration copies of all such documents proposed to be filed, which documents will be subject to review of such counsel at the Company’s expense, provided further that Holders’ Counsel for such registration shall forward such documents to the Holders and Hedge Fund Parties participating in such registration, give the Holders (and the Hedge Fund Parties to the extent named therein and only with respect thereto and with respect to the amount of Registrable Securities proposed to be sold by them) an opportunity to comment on such documents and keep such Holders and Hedge Fund Parties reasonably informed as to the registration process;

(b) (i) prepare and file with the SEC such amendments and supplements to any Registration Statement as may be necessary to keep such Registration Statement effective for a period of either (A) not less than 6 months or, if such Registration Statement relates to an Underwritten Offering, such longer period as in the opinion of counsel for the managing underwriter(s) a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer, or two years in the case of Shelf Registration Statements (or such shorter period ending on the date that the securities covered by such Shelf Registration Statement cease to constitute Registrable Securities) or (B) such shorter period when all of the securities covered by such Registration Statement have been disposed of in accordance with the intended methods of disposition by the seller(s) thereof set forth in such Registration Statement (but in any event not before the expiration of any longer period required under the Securities Act) and (ii) to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller(s) thereof as set forth in such Registration Statement;

(c) furnish to each seller of Registrable Securities such number of copies, without charge, of any Registration Statement, each amendment and supplement thereto, including each preliminary prospectus, final prospectus, all exhibits and other documents filed therewith and such other documents as such seller may reasonably request including in order to facilitate the disposition of the Registrable Securities owned by such seller;

(d) use its best efforts to register or qualify any Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things that may be necessary or reasonably advisable to enable such seller to consummate the disposition of the seller’s Registrable Securities in such jurisdictions (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(e) use its best efforts to cause all Registrable Securities covered by any Registration Statement to be registered with or approved by such other governmental agencies, authorities or self-regulatory bodies as may be necessary or reasonably advisable in light of the business and operations of the Company to enable the seller(s) thereof to consummate the disposition of such Registrable Securities in accordance with the intended method or methods of disposition thereof;

(f) promptly notify each seller of such Registrable Securities and Holders’ Counsel, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made and, as promptly as practicable, prepare and furnish to such seller(s) a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(g) notify each seller of any Registrable Securities covered by any Registration Statement and Holders’ Counsel (i) when the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any written comments by the SEC or of any request by the SEC for amendments or supplements to such Registration Statement or to amend or to supplement such prospectus or for additional information, and (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceedings for any of such purposes;

(h) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or, if no similar securities issued by the Company are then listed on any securities exchange, use its reasonable best efforts to cause all such Registrable Securities to be listed on whichever of the New York Stock Exchange or the NASDAQ Stock Market, as shall be selected by the Company;

(i) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement, and, if required, obtain a CUSIP number for such Registrable Securities not later than such effective date;

(j) enter into such customary agreements (including underwriting agreements with customary provisions in such forms as may be requested by the managing underwriter(s)) and take all such other actions as a majority of the Holders or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a share split or a combination of shares);

(k) make available for inspection by any seller of Registrable Securities and Holders’ Counsel, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and documents relating to the business of the Company, cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement and make senior management of the Company available for customary due diligence and drafting activity; provided, that any such Person gaining access to information or personnel pursuant to this Section 2.4(k) shall (i) reasonably cooperate with the Company to limit any resulting disruption to the Company’s business and (ii) agree to use reasonable efforts to protect the confidentiality of any information regarding the Company which the Company determines in good faith to be confidential, and of which determination such Person is notified, unless (A) the release of such information is requested or required (by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process), (B) such information is or becomes publicly known without a breach of this agreement, (C) such information is or becomes available to such Person on a non-confidential basis from a source other than the Company or (D) such information is independently developed by such Person;

(l) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement, which earnings statement will satisfy the provisions of Section 11(a) of the U.S. Securities Act and Rule 158 thereunder;

(m) in the case of an Underwritten Offering, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter(s) or any seller of Registrable Securities reasonably request to be included therein, the purchase price being paid therefor by the underwriters and any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

(n) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or ceasing trading of any securities included in such Registration Statement for sale in any jurisdiction, use every reasonable effort to promptly obtain the withdrawal of such order;

(o) make senior management of the Company available to assist to the extent requested by the managing underwriter(s) of any Underwritten Offering to be made pursuant to such registration in the marketing of the Registrable Securities to be sold in the Underwritten Offering, including the participation of such members of the Company’s senior management in “road show” presentations and other customary marketing activities, including “one-on-one” meetings with prospective purchasers of the Registrable Securities to be sold in the Underwritten Offering, and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto, in each case to the same extent as if the Company were engaged in a primary registered offering of its Common Shares;

(p) obtain all consents of independent public accountants required to be included in the Registration Statement and, in connection with each offering and sale of Registrable Securities, obtain one or more comfort letters, addressed to the underwriters and to the seller(s) of Registrable Securities, dated the effective date of the Registration Statement (and, in the case of each Underwritten Offering, dated the date of each closing under the underwriting agreement for such offering), signed by the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the underwriters or the Holders of a majority of the Registrable Securities being sold in such offering reasonably request;

(q) provide all legal opinions from the Company’s outside counsel required to be included in the Registration Statement, and, in connection with each closing of a sale of Registrable Securities, provide legal opinions from the Company’s outside legal counsel, addressed to the underwriters and the Holders of the Registrable Securities being sold (and, if any Hedge Fund Parties are selling Registrable Securities in the offering, to such Hedge Fund Parties), dated the effective date of each Registration Statement and each amendment and supplement thereto (and, if such registration includes an

Underwritten Offering, dated the date of the closing under the underwriting agreement), with respect to the Registration Statement, each amendment and supplement thereto (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature; and

(r) use its best efforts to take or cause to be taken all other actions, and do and cause to be done all other things necessary or reasonably advisable in the opinion of Holders’ Counsel to effect the registration, marketing and sale of such Registrable Securities.

The Company agrees not to file or make any amendment to any Registration Statement with respect to any Registrable Securities, or any amendment of or supplement to the prospectus used in connection therewith, that refers to any Holder or Hedge Fund Party covered thereby by name, or otherwise identifies such Holder or Hedge Fund Party as the holder of any securities of the Company, without the consent of such Holder or Hedge Fund Party, as applicable, such consent not to be unreasonably withheld or delayed, unless and to the extent such disclosure is required by law. The Company may require each Hedge Fund holding, and Holder of, Registrable Securities as to which any registration is being effected to furnish the Company with such information regarding such Holder or Hedge Fund Party, as applicable, and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing.

Section 2.6. Registration Expenses. Whether or not any Registration Statement is filed or becomes effective, the Company shall pay directly or promptly reimburse all costs, fees and expenses incident to the Company’s performance of or compliance with this Agreement, including (i) all registration and filing fees, including FINRA filing fees, (ii) all fees and expenses associated with filings to be made with FINRA, any securities exchange or with any other governmental or quasi-governmental authority; (iii) all fees and expenses of compliance with securities or blue sky laws, including reasonable fees and disbursements of counsel in connection therewith, (iv) all printing expenses (including expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the Holders or the managing underwriter(s), if any), (v) all “road show” expenses incurred in respect of any Underwritten Offering, including all costs of travel, lodging and meals, (vi) all messenger, telephone and delivery expenses, (vii) all fees and disbursements of counsel for the Company, (viii) all fees and disbursements of all independent certified public accountants of the Company (including expenses of any “cold comfort” letters required in connection with this Agreement) and all other persons retained by the Company in connection with such Registration Statement, (ix) all fees and disbursements of underwriters (other than Selling Expenses) customarily paid by the issuers or sellers of securities, (x) all other costs, fees and expenses incident to the Company’s performance or compliance with this Agreement and (xi) the fees and expenses of Holders’ Counsel (all such expenses, “Registration Expenses”). The Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit or quarterly review and the expenses of any liability insurance. All Selling Expenses will be borne by the holders of the securities so registered pro rata on the basis of the amount of proceeds from the sale of their shares so registered.

Section 2.7. Underwritten Offering. No Holder or Hedge Fund Party may participate in any registration hereunder that is underwritten unless such Holder (i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Person(s) entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s); provided, that no Holder or Hedge Fund Party will be required to sell more than the number of Registrable Securities that such Holder or Hedge Fund Party has requested the Company to include in any registration), (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) cooperates with the Company’s reasonable requests in connection with such registration or qualification (it being understood that the Company’s failure to perform its obligations hereunder, which failure is caused by such Holder’s or Hedge Fund Party’s failure to cooperate, will not constitute a breach by the Company of this Agreement); provided that no such Holder or Hedge Fund Party shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (A) such Holder’s or Hedge Fund Party’s ownership of Registrable Securities to be transferred free and clear of all liens, claims, and encumbrances created by such Holder or Hedge Fund Party, (B) such Holder’s or Hedge Fund Party’s power and authority to effect such transfer, and (C) such matters pertaining to such Holder’s or Hedge Fund Party’s compliance with securities laws as reasonably may be requested; provided, further that any obligation of such Holder or Hedge Fund Party to indemnify any Person pursuant to any underwriting agreement shall be several, not joint and several, among such Holders and Hedge Fund Parties selling Registrable Securities, and such liability shall be limited to the net amount received by such Holder or Hedge Fund Party, as applicable, from the sale of Registrable Securities pursuant to such registration (which amounts shall include the amount of cash or the fair market value of any assets in exchange for the sale or exchange of such Registrable Securities or that are the subject of a distribution), and the relative liability of each such Holder and Hedge Fund Party shall be in proportion to such net amounts.

Section 2.8. Suspension of Registration. In the event of a Material Disclosure Event at the time of the filing, initial effectiveness or continued use of a Registration Statement, including a Shelf Registration Statement, the Company may, upon giving at least 10 days’ prior written notice of such action to the Holders and (if applicable) the Hedge Fund Parties, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement (a “Suspension”); provided, however, that, the Company shall not be permitted to exercise a Suspension (i) more than once during any 12-month period, (ii) for a period exceeding 30 days on any one occasion, (iii) unless for the full period of the Suspension, the Company does not offer or sell securities for its own account, does not permit registered sales by any holder of its securities and prohibits offers and sales by its directors and officers, or (iv) at any time within seven days prior to the anticipated pricing of an Underwritten Offering pursuant to a Demand Registration or within 35 days after the pricing of such an Underwritten Offering. In the case of a Suspension, the Holders and (if applicable) the Hedge Fund Parties will suspend use of the applicable prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. In connection with a Demand Registration, prior to the termination of any Suspension, the Holder that made the Demand Notice will be entitled to withdraw its Demand Notice. Upon receipt of notices from all Holders of Registrable Securities included in such Registration Statement to such effect, the Company shall cease all efforts to secure effectiveness of the applicable Registration Statement. The Company shall immediately notify the Holders and (if applicable) the Hedge Fund Parties upon the termination of any Suspension, amend or supplement the applicable prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Holders and any selling Hedge Fund Parties such numbers of copies of such prospectus as so amended or supplemented as the Holders and such selling Hedge Fund Parties may reasonably request. The Company agrees, if necessary, to supplement or make amendments to a Registration Statement, if required by the registration form used by the Company for the registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Holders of a majority of the Registrable Securities included in any offering pursuant to such Registration Statement. The Company will pay all Registration Expenses incurred in connection with any such suspended or aborted registration or prospectus.

Section 2.9. Indemnification.

(a) The Company agrees to indemnify and hold harmless, and hereby does indemnify and hold harmless, each Holder, each Hedge Fund Party, any Person who is or might be deemed to be a controlling person of the Company or any of its subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, their respective direct and indirect general and limited partners, advisory board members, directors, officers, trustees, managers, members, agents, Affiliates and shareholders, and each other Person, if any, who controls any such Holder, Hedge Fund Party or controlling person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being referred to herein as a “Covered Person”) against, and pay and reimburse such Covered Persons for any losses, claims, damages, liabilities, joint or several, to which such Covered Person may become subject under the Securities Act, the Exchange Act, any state blue sky securities laws, any equivalent non-U.S. securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any document incorporated by reference therein, or any other such disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or other document or report, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and the Company will pay and reimburse such Covered Persons for any legal or any other expenses actually and reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, liability, action or proceeding; provided, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made or incorporated by reference in such Registration Statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or any document incorporated by reference therein, or any other such disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or other document or report, or in any application in reliance upon, and in conformity with, written information prepared and furnished to the Company by such Covered Person expressly for use therein. In connection with an Underwritten Offering, the Company, if requested, will indemnify the underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Covered Persons and in such other manner as the underwriters may request in accordance with their standard practice.

(b) In connection with any Registration Statement in which a Holder or a Hedge Fund Party is participating, each such Holder and Hedge Fund Party will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or prospectus and will indemnify and hold harmless the Company, its directors and officers, employees, agents and any Person who is or might be deemed to be a controlling person of the Company or any of its subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages, liabilities, joint or several, to which such Holder or Hedge Fund Party or any such director or officer, any such underwriter or controlling person may become subject under the Securities Act, the Exchange Act, any state blue sky securities laws, any equivalent non-U.S. securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or in any application or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in such Registration Statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information prepared and furnished to the Company by such Holder or Hedge Fund Party, as applicable, expressly for use therein, and such Holder or Hedge Fund Party, as applicable, will reimburse the Company and each such director, officer, underwriter and controlling Person for any legal or any other expenses actually and reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, liability, action or proceeding; provided, that the obligation to indemnify and hold harmless will be individual and several to each Holder and Hedge Fund Party and will be limited to the net amount of proceeds received by such Holder or Hedge Fund Party, as applicable, from the sale of Registrable Securities pursuant to such Registration Statement.

(c) Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure). The indemnifying party shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such claim or proceeding, to assume, at the indemnifying party’s expense, the defense of any such claim or proceeding, with counsel reasonably acceptable to such indemnified party; provided, that (i) any indemnified party shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim or fails to employs counsel reasonably satisfactory to such indemnified party or to pursue the defense of such claim in a reasonably vigorous manner or (C) the named parties to any proceeding (including impleaded parties) include both such indemnified and the indemnifying party, and such indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it that are inconsistent with those available to the indemnifying party or that a conflict of interest is likely to exist among such indemnified party and any other indemnified parties (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party); and (ii) subject to clause (C) above, the indemnifying party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firms of attorneys (together with appropriate local counsel) at any time for all of the indemnified parties, or for fees and expenses that are not reasonable. Whether or not the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the consent of the indemnified party. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation.

(d) If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, will contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the indemnifying party and the indemnified party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Holder or Hedge Fund Party, as applicable, will be obligated to contribute pursuant to this Section 2.9(d) will be limited to an amount equal to the net proceeds to such Holder or Hedge Fund Party, as applicable, from the Registrable Securities sold pursuant to the Registration Statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Holder or Hedge Fund Party, as applicable, has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Registrable Securities). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the registration and sale of any securities by any Person entitled to any indemnification hereunder and the expiration or termination of this Agreement.

Section 2.10. Rule 144. The Company shall use its reasonable best efforts to file in a timely fashion all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the Holders or the Hedge Fund Parties may reasonably request, all to the extent required from time to time to enable the Holders or the Hedge Fund Parties, as applicable, to sell Registrable Securities without registration under the Securities Act pursuant to (i) Rule 144 (as such rule may be amended from time to time) or (ii) any similar rule or regulation hereafter adopted by the SEC. Promptly upon the request of a Holder or Hedge Fund Party, the Company will deliver to such Holder or Hedge Fund Party a written statement as to whether it has complied with such requirements.

Section 2.11. Participation by Hedge Fund Parties.

(a) The rights of the Hedge Fund Parties under this Agreement shall be limited as follows:

(i) the only securities that the Hedge Fund Parties shall be entitled hereunder to have registered for sale and subsequently sell are Shares Available for Registered Sale;

(ii) no Hedge Fund Party may participate in a registered offering hereunder after the first anniversary of the IPO Date;

(iii) no registered offering or sale of Registrable Securities hereunder by any Hedge Fund Party may be effected unless (x) at least one of the Principal Investors participates, and sells Registrable Securities, in the same offering as the Hedge Fund Party; (y) the Sale Quotient of any Hedge Fund Party in respect of such offering shall not exceed the highest Sale Quotient of any Holder in respect of the same offering and (z) the number of Registrable Securities proposed to be sold by any such Hedge Fund Party in connection with such registered offering, as of the date of the final prospectus to be used in connection with such offering, does not exceed the Hedge Fund’s Shares Available for Registered Sale as of that date; and

(iv) the Hedge Fund Parties shall not be entitled to initiate any registration or offering hereunder or to participate in the selection of the underwriters for any offering hereunder.

(b) Subject to the limitations set forth in Section 2.11(a), until the first anniversary of the IPO Date the following shall apply:

(i) Promptly after any Principal Investor elects to participate in a registered offering hereunder, and in any event within three Business Days thereafter, such Principal Investor (acting either for itself or on behalf of itself any other Principal Investors proposing to participate in such offering) shall provide written notice of such election to the Hedge Fund Parties.

(ii) Each of the Hedge Fund Parties shall promptly, and in any event within five Business Days after receipt of a notice described in clause (i), notify the Company and the Principal Investors whether it intends to participate in such registered offering and, subject to the limitations of Section 2.11(a), the number of Registrable Securities such Hedge Fund Party proposes to sell in such offering.

ARTICLE III

MISCELLANEOUS

Section 3.1. Term. This Agreement will be effective as of the closing of the IPO and will continue in effect thereafter until the earliest of (i) its termination by the consent of all parties hereto or their respective successors in interest, (ii) the date on which no Registrable Securities remain outstanding, (iii) the dissolution, liquidation or winding up of the Company and (iv) with respect to the Hedge Fund Parties, the date that is 12 months after the IPO Date.

Section 3.2. Facilitation of Sale. The Company shall take all actions necessary (and shall direct its transfer agent, registrar and other officials and agents to take all actions necessary) to facilitate any transfer or sale of Registrable Securities (disregarding, for purposes of this Section 3.2, the second sentence of the definition of “Registrable Securities”) by Holders that is permitted by this Agreement or the Shareholders’ Agreement.

Section 3.3. No Inconsistent Agreements. The Company represents and warrants that it has not entered, into and covenants and agrees that it will not enter into, any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Hedge Fund Parties and the Holders of Registrable Securities in this Agreement. The Company represents and warrants that it has not granted, and except as provided in this Agreement the Company will not grant, to any holder or prospective holder of any securities of the Company registration rights with respect to such securities that are senior or pari passu to the rights granted hereunder, except for agreements that may be entered into in the future with the prior express written consent of each Principal Investor holding Registrable Securities, or, if no Principal Investor remains, the Holders of a majority of the Registrable Securities. Each Holder and the Company hereby agree and acknowledge that all their respective rights and obligations under this Agreement are subject to the terms and provisions of the Shareholders Agreement.

Section 3.4. Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and each of the Principal Investors, or if no Principal Investors remain, the Holders of a majority of the Registrable Securities, provided that in the event that such amendment or waiver would treat a Holder or Hedge Fund Party, as applicable, or group of Holders or Hedge Fund Parties, as applicable, in a manner different from any other Holders or Hedge Fund Parties, as applicable, then such amendment or waiver will require the prior written consent of such Holder or Hedge Fund Party, or the Holders of, or Hedge Fund Parties holding, a majority of the Registrable Securities of such group adversely treated, and provided further that if any such amendment or waiver would materially and adversely affect the rights of any Hedge Fund Party set forth herein then such amendment or waiver will require the prior written consent of such Hedge Fund Party whose rights are proposed to be so affected. A copy of each such amendment shall be sent to each Holder and Hedge Fund Party and shall be binding upon each party hereto; provided that the failure to deliver a copy of such amendment shall not impair or affect the validity of such amendment.

Section 3.5. No Third Party Beneficiaries. Except as set forth in Section 2.9, the terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

Section 3.6. Successors and Assigns. This Agreement will be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns; provided that no Principal Investor may assign its rights hereunder except in connection with the transfer of its Common Shares to any Person in accordance with Articles 6.2 and 6.3 in the Shareholders Agreement and no Hedge Fund Party may assign its rights hereunder except in connection with the transfer of its Common Shares pursuant to a Permitted Transfer under Article 4.1.1(g) of the Hedge Funds Agreement. Notwithstanding anything to the contrary in this Agreement, the Company may assign this Agreement in connection with a merger, reorganization or sale, transfer or contribution of all or substantially all of the assets or stock of the Company to any Person, provided that such Person agrees in writing to assume all of the obligations and succeed to all the rights of the Company under this Agreement prior to the consummation of such merger, reorganization, sale, transfer or contribution.

Section 3.7. Entire Agreement. This Agreement, together with the Shareholders Agreement and the Hedge Funds Agreement (including the Hedge Fund Participation Agreements referred to therein), constitutes the sole and entire agreement among the parties with respect to the subject matter of this Agreement and the Shareholders Agreement, and supersede all prior representations, agreements and understandings, written or oral, with respect to the subject matter hereof and thereof.

Section 3.8. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and the parties hereto shall cooperate in good faith to formulate and implement such provision.

Section 3.9. Counterparts; Effectiveness. This Agreement may be signed in any number of identical counterparts, each of which shall be deemed an original (including signatures delivered via facsimile or electronic mail) with the same effect as if the signatures thereto and hereto were upon the same instrument. The parties hereto may deliver this Agreement by facsimile or by electronic mail and each party shall be permitted to rely upon on the signatures so transmitted to the same extent and effect as if they were original signatures. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by each other party hereto.

Section 3.10. Remedies; Attorney’s Fees. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to injunctive relief to prevent breaches of this Agreement and to specific performance of the terms hereof, in addition to any other remedy at law or equity to which the parties may be entitled. Except as otherwise provided herein, all remedies available under this Agreement, at law or otherwise, shall be deemed cumulative and not alternative or exclusive of other remedies. The exercise by any party of a particular remedy shall not preclude the exercise of any other remedy. In any action or proceeding brought to enforce any provision of this Agreement, the successful party shall be entitled to recover reasonable attorneys’ fees in addition to its costs and expenses and all other available remedies.

Section 3.11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD FOR ANY OF THE CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

Section 3.12. CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT IN THE COUNTY OF NEW YORK, OR IF SUCH COURT SHALL NOT HAVE PROPER JURISDICTION, OF THE U.S. FEDERAL DISTRICT COURT SITTING IN NEW YORK, AND ANY APPELLATE COURT THEREOF, IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE BROUGHT ONLY IN SUCH COURTS (AND WAIVES AND AGREES NOT TO ASSERT ANY OBJECTION BASED ON FORUM NON CONVENIENS OR ANY OTHER OBJECTION TO VENUE THEREIN OR JURISDICTION THEREOF); PROVIDED, THAT SUCH CONSENT TO JURISDICTION IS SOLELY FOR THE PURPOSE REFERRED TO IN THIS SECTION 3.12 AND SHALL NOT BE DEEMED TO BE A GENERAL SUBMISSION TO THE JURISDICTION OF SAID COURTS OR IN THE STATE OF NEW YORK OTHER THAN FOR SUCH PURPOSE. Any and all process may be served in any action, suit or proceeding arising in connection with this Agreement by complying with the provisions of Section 3.12. Such service of process shall have the same effect as if the party being served were a resident in the State of New York and had been lawfully served with such process in such jurisdiction. The parties hereby waive all claims of error by reason of such service. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction to enforce judgments or rulings of the aforementioned courts. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.12.

Section 3.13. Notice.

(a) All notices and other communications under this Agreement must be in writing and delivered to the applicable party or parties in Person or by delivery to the address or facsimile number specified below (or to such other address or facsimile number as the recipient previously shall have specified by notice to the other parties hereunder):

If to the Company:

NXP Semiconductors N.V.

High Tech Campus 60

5656AG Eindhoven, The Netherlands

Attention: Guido Dierick

Tel: +31 (0) 40 272 9233

Fax: +31 (0) 40 272 9658

Email: guido.dierick@nxp.com

With a copy (which shall not constitute notice) to:

Nick Shaw

Simpson Thacher & Bartlett

Citypoint, One Ropemaker Street

London EC2Y 9HU

Phone +44 20 7275 6558

Fax +44 20 7275 6502

E-mail: nshaw@stblaw.com

If to AlpInvest Partners CSI 2006 Lion C.V. and AlpInvest Partners Later Stage II-A

Lion C.V:

c/o AlpInvest Partners N.V.

Jachthavenweg 118

1081 KJ Amsterdam, The Netherlands

Attention: Erik Thyssen

Tel: + 31 (0) 20 540 7620

Fax: + 31 (0) 20 540 7502

Email: erik.thyssen@alpinvest.com

With a copy (which shall not constitute notice) to:

Clifford Chance LLP

10 Upper Bank Street

London E14 5JJ, the United Kingdom

Attention: Thijs Alexander

Tel: +44 (0)20 7006 4583

Fax: +44 (0)20 7006 5555

Email: thijs.alexander@cliffordchance.com

If to Meridian Holding S.a r.l.:

c/o Apax Partners LLP

33 Jermyn Street

London SW1Y 6DN, the United Kingdom

Attention: Sharon Ferreira

Tel: +44 (0)20 7666 6592

Fax: +44 (0)20 7666 6577

Email: sharon.ferreira@apax.com

With a copy (which shall not constitute notice) to:

Clifford Chance LLP

10 Upper Bank Street

London E14 5JJ, the United Kingdom

Attention: Thijs Alexander

Tel: +44 (0)20 7006 4583

Fax: +44 (0)20 7006 5555

Email: thijs.alexander@cliffordchance.com

If to Bain Pumbaa LuxCo S.a r.l.:

c/o Bain Capital TDL

Devonshire House 6th Floor

Mayfair Place

London W1J 8AJ, the United Kingdom

Attention: Michel Plantevin

Tel: +44 20 7514 5252

Fax: +44 20 7514 5250

Email: mplantevin@baincapital.com

With a copy (which shall not constitute notice) to:

Clifford Chance LLP

10 Upper Bank Street

London E14 5JJ, the United Kingdom

Attention: Thijs Alexander

Tel: +44 (0)20 7006 4583

Fax: +44 (0)20 7006 5555

Email: thijs.alexander@cliffordchance.com

If to KKR NXP Investor S.a r.l.:

c/o Kohlberg Kravis Roberts & Co. Limited

Stirling Square

7 Carlton Gardens

London SW1Y 5AD, the United Kingdom

Attention: Johannes Huth

Tel: + 44 20 7839 9800

Fax: + 44 20 7839 9801

Email: huthj@kkr.com

With a copy (which shall not constitute notice) to:

Clifford Chance LLP

10 Upper Bank Street

London E14 5JJ, the United Kingdom

Attention: Thijs Alexander

Tel: +44 (0)20 7006 4583

Fax: +44 (0)20 7006 5555

Email: thijs.alexander@cliffordchance.com

If to NXP Co-Investment Investor S.a r.l.:

c/o Avega Services (Luxembourg) S.à r.l.

61 rue de Rollingergrund

L-2440 Luxembourg, Luxembourg

Attention: Wolfgang Zettel

Tel: +352 246 943 28

Fax: +352 246 943 70

E-Mail: wolfgang.zettel@avega.lu

With a copy (which shall not constitute notice) to:

Clifford Chance LLP

10 Upper Bank Street

London E14 5JJ, the United Kingdom

Attention: Thijs Alexander

Tel: +44 (0)20 7006 4583

Fax: +44 (0)20 7006 5555

Email: thijs.alexander@cliffordchance.com

If to SL II NXP S.a r.l.:

Silver Lake Management Company, L.L.C.

2775 Sand Hill Road, Suite 100

Menlo Park, CA 94025

Attn: Egon Durban

Tel: +1 650 233 8120

Fax: +1 650 233 8125

E-mail: Egon.Durban@silverlake.com

With a copy (which shall not constitute notice) to:

Clifford Chance LLP

10 Upper Bank Street

London E14 5JJ, the United Kingdom

Attention: Thijs Alexander

Tel: +44 (0)20 7006 4583

Fax: +44 (0)20 7006 5555

Email: thijs.alexander@cliffordchance.com

If to Koninklijke Philips Electronics N.V.:

Koninklijke Philips Electronics N.V.

Amstelplein 2,

1096 BC Amsterdam, The Netherlands

Attention: Eric Coutinho

Tel: +31 20 59 77232

Fax: +31 20 59 77150

Email: eric.coutinho@philips.com

With a copy (which shall not constitute notice) to:

Andrew D. Soussloff

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

USA

Phone (212) 558-3681

Fax (212) 291-9147

and

Arne Grimme

De Brauw Blackstone Westbroek N.V.

Claude Debussylaan 80

1070 AB Amsterdam

Tel +31 20 577 1421

Fax +31 20 577 1775

Email: arne.grimme@debrauw.com

If to Stichting Management Co-Investment NXP:

C/o NXP Semiconductors N.V.

High Tech Campus 60

5656AG Eindhoven, The Netherlands

Attention: Guido Dierick

Tel: +31 (0) 40 272 9233

Fax: +31 (0) 40 272 9658

Email: guido.dierick@nxp.com

With a copy (which shall not constitute notice) to:

Arne Grimme

De Brauw Blackstone Westbroek N.V.

Claude Debussylaan 80

1070 AB Amsterdam

Tel +31 20 577 1421

Fax +31 20 577 1775

Email: arne.grimme@debrauw.com

If to Kings Road Holdings IV L.P.:

c/o Polygon Investment Partners L.P.

Attn: Mike Adams

399 Park Avenue 22nd Floor

New York, NY 10022

Tel: (212) 359-7355

Fax: (2120 359-7301

Email: madams@polygoninv.com

If to NXP Co-Investment Partners II, L.P.:

c/o BlueCrest GP III Limited

c/o BlueCrest Capital Management (UK) LLP

Paul Dehadray (General Counsel)

40 Grosvenor Place

London SW1X 7AW, the United Kingdom

If to NXP Co-Investment Partners III, L.P.:

c/o Solar Capital Ltd.

Attention: Brian Gerson

500 Park Avenue, 5th Floor

New York, NY 10022

Tel: +1 212-993-1669

Fax: +1 212-993-1698

Email: gerson@solarcapltd.com

If to NXP Co-Investment Partners IV, L.P. or to OZ NXP Investment Ltd:

c/o Stuarts Corporate Services Limited

Po Box 2510 Cayman Financial Centre

George Town, Grand Cayman KY – 1104

Cayman Islands

With a copy (which shall not constitute notice) to:

Och-Ziff Management Europe Ltd.

40 Argyll Street

London W1F 7EB, UK

Fax: +44 207 758 4401

Attention: Andrew Frank, Compliance Officer

If to TCW/NXP Co-Investment Partners IV, L.P. or TCW/NXP Co-Investment Partners IVB, L.P:

c/o TCW Crescent Mezzanine Management IV, LLC

11100 Santa Monica Blvd. Suite 2000

Los Angeles, CA 90025

Attention: Raymond Barrios

Fax No.: 310-235-5967

E-mail: raymond.barrios@tcw.com

If to NXP Co-Investment Partners VII, L.P.:

c/o MAC Capital, Ltd.

11100 Santa Monica Blvd. Suite 2000

Los Angeles, CA 90025

Attention: Scott Fukumoto

Fax No.: 310-235-5969

E-mail: scott.fukumoto@tcw.com

If to NXP Co-Investment Partners VIII, L.P.:

C/o UniCredit Corporate & Investment Banking (MIP1RT)

NXP Co-Investment Partners VIII, L.P.

Attention: Dr. Wolfgang Pfister

Arabellastraße 14

D-81925 Munich

Tel. +49 89 378-20519

Fax +49 89 378-33-20519

Email: wolfgang.pfister@unicreditgroup.de

With a copy (which shall not constitute notice) to:

HVB Capital Partners AG (MIP1RT)

UniCredit Corporate & Investment Banking

Attention: Olaf Alex/Dr. Britta Lorenz

Arabellastraße 14

D-81925 Munich

Tel. +49 89 378-12417

Fax +49 89 378-22437

Email: olaf.alex@unicreditgroup.de

(b) All notices and other communications sent to the applicable address or facsimile number specified above shall be deemed to have been delivered at the earlier of (i) the time of actual receipt by the addressee; (ii) if the notice is sent by facsimile transmission, the time indicated on the transmitting party’s receipt of confirmation of transmission that time is during the addressee’s regular business hours on a Business Day, and otherwise at 9:00 a.m. on the next Business Day after such time; and (iii) if the notice is sent by a nationally recognized, reputable overnight courier service, the time shown on the confirmation of delivery provided by that service if that time is during the recipient’s regular business hours on a Business Day, and otherwise at 9:00 a.m. on the next Business Day after such time.

Section 3.14. Company Obligations Regarding Transfers. The Company shall take any and all action necessary or reasonably requested by any Holder in order to permit or facilitate transfers of Registrable Securities by any such Holder that are in compliance with the terms of the Shareholders Agreement, including, without limitation, by issuing directions to any transfer agent, registrar or depositary. The Company further agrees that it shall cooperate with the Hedge Fund Parties and shall promptly take any and all action necessary or reasonably requested by any Hedge Fund Party in order to permit or facilitate the transfer of Registrable Securities held by any such Hedge Fund Party as of the earliest possible time that such Registrable Securities may be transferred in compliance with the Hedge Funds Agreement. Not in limitation but in furtherance of the foregoing, the Company agrees, subject only to the receipt on or prior to the commencement of each Post IPO Quarter (as defined in the Hedge Funds Agreement) of a certificate of the applicable Hedge Fund Party executed by a senior officer of such Hedge Fund Party or a senior officer of the investment manager, management company or general partner of such Hedge Fund Party representing that any sales of Registrable Securities by such Hedge Fund Party prior to the date of the certificate have been made in compliance with the Hedge Funds Agreement and covenanting that any sales of Registrable Securities by such Hedge Fund Party shall be in compliance with the Hedge Funds Agreement, and at the sole expense of the Company, to issue such directions to the transfer agent, registrar or depositary, as applicable, and to deliver such opinions to the transfer agent, registrar or depositary, as are requested by the same, and to take or cause to be taken such other actions as are reasonably necessary (in each case issuing such instructions, delivering such opinions and taking such actions in a timely manner, including in advance of the commencement of each applicable Post IPO Quarter to the extent necessary) in order to cause the removal of any and all legends, notations or similar designations restricting transferability of the Registrable Shares held by such Hedge Fund Party, with the result that as of the commencement of each Post IPO Quarter, any and all legends, notations or similar designations shall have been removed from at least such number of each Hedge Fund’s Registrable Securities that is equal to such Hedge Fund Party’s Quarterly Percentage Cap (as defined in the Hedge Funds Agreement) for the applicable Post IPO Quarter; provided, that in all events the Company’s obligations hereunder shall be subject to any limitations imposed by applicable law.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

(signature pages to follow)